Exhibit 99.1

Insulet Reports First Quarter 2017 Financial Results

First Quarter Revenue of $101.7 Million, up 25% Year-Over-Year, Exceeds Expectations

Gross Margin Improves to 58.4%

Insulet Raises Mid-Point of Full Year 2017 Revenue Guidance, Expecting Growth of 18%, and Introduces Second Quarter Growth Expectation of 21%

BILLERICA, Mass.--(BUSINESS WIRE)--May 8, 2017--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months ended March 31, 2017.

First Quarter Financial Highlights:

  First quarter revenue of $101.7 million exceeds the Company's guidance of $96 to $99 million and represents year-over-year growth of 25%.
    U.S. Omnipod revenue of $59.7 million, an increase of 18%.
    International Omnipod revenue of $25.1 million, an increase of 63%.
    Drug Delivery revenue of $16.9 million, an increase of 12%.
  Gross margin of 58.4%, up 420 basis points, reflecting improved manufacturing and operational execution.

“Every area of our business showed strong momentum and outstanding performance in the first quarter," said Patrick Sullivan, Chairman and Chief Executive Officer. "We continued to execute on our commercial and operational strategies and made great headway on our key initiatives, including our manufacturing and supply chain efforts. This operational progress is driving high product quality, which supports a strong and always improving customer experience. We are investing in innovation to ensure our significant product differentiation and strong business model continue to position Insulet for success in the diabetes and drug delivery markets."

First Quarter 2017 Financial Results:

First quarter 2017 revenue increased 25% to $101.7 million, compared to revenue of $81.2 million in the first quarter of 2016.

Operating loss for the first quarter of 2017 was $5.3 million, compared to an operating loss of $7.7 million in the first quarter of 2016.

Net loss for the first quarter of 2017 was $10.0 million, or $0.17 per share, compared with a net loss from continuing operations of $10.7 million, or $0.19 per share, in the first quarter of 2016.

Guidance:

  For the year ending December 31, 2017, the Company is raising the mid-point of its revenue guidance and is now expecting a range of $425 to $440 million (previously $420 to $440 million), compared to 2016 revenue of $367.0 million. This represents year-over-year revenue growth of approximately 18% at the mid-point of the range.
  For the quarter ending June 30, 2017, the Company is introducing revenue guidance in the range of $104 to $108 million, compared to second quarter 2016 revenue of $87.3 million. This represents year-over-year revenue growth of approximately 21% at the mid-point of the range.

Future results may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on May 8, 2017 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company's website at http://investors.insulet.com, "Events and Presentations", and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 97096783.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its Omnipod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The Omnipod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet's Delivery Systems business also partners with global pharmaceutical and biotechnology companies to tailor the Omnipod technology platform for the delivery of subcutaneous drugs across multiple therapeutic areas. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement:

The 2017 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-Q for the quarter ended March 31, 2017. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product, the Omnipod System; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System and potential adverse changes in reimbursement rates or policies relating to the Omnipod System; failure to retain key payor partners and their members; potential adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; potential changes to or termination of Insulet's license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System's current or future features; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations; the potential violation of federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of substantially all of Insulet's manufacturing operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2017 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(Unaudited) (In thousands, except per share data)	2017	2016
Revenue	$101,713	$81,213
Cost of revenue	42,315	37,162
Gross profit	59,398	44,051
Operating expenses:
Research and development	17,500	12,989
Sales and marketing	28,095	24,022
General and administrative	19,111	14,739
Total operating expenses	64,706	51,750
Operating loss	(5,308)	(7,699)
Interest expense, net	4,573	2,926
Loss from continuing operations before income taxes	(9,881)	(10,625)
Income tax expense	96	64
Net loss from continuing operations	(9,977)	(10,689)
Loss from discontinued operations, net of tax ($0 and $408, respectively)	—	(1,792)
Net loss	$(9,977)	$(12,481)
Net loss per share basic and diluted:
Net loss from continuing operations per share	$(0.17)	$(0.19)
Net loss from discontinued operations per share	$—	$(0.03)
Weighted-average number of shares outstanding	57,694	57,030

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except per share data)	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash, cash equivalents and short-term investments	$254,028	$298,570
Accounts receivable, net	40,648	28,803
Inventories, net	34,333	35,514
Prepaid expenses and other current assets	8,159	7,073
Total current assets	337,168	369,960
Property and equipment, net	65,279	44,753
Other intangible assets, net	2,208	2,041
Goodwill	39,697	39,677
Other assets	605	216
Total assets	$444,957	$456,647
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,413	$13,160
Accrued expenses and other current liabilities	31,839	41,228
Deferred revenue	1,127	1,309
Total current liabilities	39,379	55,697
Long-term debt, net of discount	336,762	332,768
Other long-term liabilities	5,231	5,032
Total liabilities	381,372	393,497
Stockholders’ Equity
Preferred stock, $.001 par value	—	—
Common stock, $.001 par value	58	57
Additional paid-in capital	754,585	744,243
Accumulated other comprehensive loss	(657)	(726)
Accumulated deficit	(690,401)	(680,424)
Total stockholders’ equity	63,585	63,150
Total liabilities and stockholders’ equity	$444,957	$456,647

CONTACT:
Investor Relations and Media Contact:
Insulet Corporation
Deborah R. Gordon, 978-600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com